Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com


For immediate release



         Annual Report and Accounts for the year ended 31 December 2002

Copies of the above document together with the Notice of Meeting and Form of Proxy, relating to the 2003 Annual General Meeting of the Company, have been submitted to the UK Listing Authority, and will shortly be available for inspection at the UK Listing Authority's Document Viewing Facility, which is situated at:

Financial Services Authority
25 The North Colonnade
Canary Wharf
London
E14 5HS

Tel No. (0)20 7676 1000



T May
Company Secretary


For further information please contact:

Global (outside US and Canada)

Gordon Ngan - Investor Relations                  +44 1256 894 160

Jessica Mann - Media                              +44 1256 894 280

US & Canada

Gordon Ngan - Investor Relations                  +44 1256 894 160

Michele Roy - Media                               +1 450 978 7938

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international emerging pharmaceutical company with a strategic focus on four therapeutic areas
- central nervous system disorders (CNS), gastro intestinal (GI), oncology, and anti-infectives. Shire also has three platform technologies: advanced drug delivery, lead optimisation for small molecules and Biologics. Shire's core strategy is based on research and development combined with in-licensing and a focus on eight key pharmaceutical markets.


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For further information on Shire, please visit the Company's website:
www.shire.com

THE "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements included herein that are not historical facts, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialise, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development and commercialisation, patents, government regulation and approval, including but not limited to the expected product approval date of lanthanum carbonate (FOSRENOL(R)), the impact of competitive products, including but not limited to the impact of same on Shire's ADHD franchise, and other risks and uncertainties detailed from time to time in our filings, including the Annual Report filed on Form 10-K by Shire with the Securities and Exchange Commission.